OrthoLogic Corp. 1987 Stock Option Plan
                                   As Amended

1.   Purpose
     -------

     The purpose of the OrthoLogic Corp Stock Option Plan (the "Plan") is to attract and retain the best available employees, consultants and directors for positions of substantial responsibility, to provide additional incentive to such employees, consultants and directors of OrthoLogic Corp, a Delaware corporation (the "Company") or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business of the Company.

2.   Incentive and Nonqualified Stock Options
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     Two types of options (referred to herein as "Options," without  distinction between such two types) may be granted under the Plan: options intended to qualify as incentive stock options ("incentive stock options") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"); and other options not specifically authorized or qualified for favorable income tax treatment by the Code ("nonqualified stock options").

3.   Eligibility and Administration
     ------------------------------

     (a) Any employee (including any officer or director who is an employee) of the Company or any of its subsidiaries shall be eligible to receive incentive stock options under the Plan. An employee may receive more than one type of option under the Plan.

     (b) Any director of the Company or consultant to the Company who is not an employee of the Company or any of its subsidiaries or a member of the Compensation Committee of the Board of Directors of the Company shall be eligible to receive nonqualified stock options under the Plan. Any director of the Company who is a member of the Compensation Committee of the Board of Directors and is not an employee of the Company (a "Compensation Committee Member") shall be eligible to receive options only as set forth in Section 9.

     (c) The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. No director or committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4.   Shares Subject to Options
     -------------------------

     The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued, or reacquired Common Stock. The aggregate number of shares which may be issued
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pursuant to exercise of incentive stock options and  nonqualified  stock options granted under the Plan shall be 4,160,000 shares. If any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option shall again be available for options under the Plan as if no options had been granted with respect to such shares.

5.   Terms and Conditions of Options
     -------------------------------

     Options granted under the Plan shall be evidenced by agreements ("Letter of Grant") in such form and containing such provisions which are consistent with the Plan as the Board or committee shall from time to time approve. Each Letter of Grant shall specify whether the option granted thereby is an incentive stock option or a nonqualified stock option. Such Letters of Grant may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

     (a) Each Letter of Grant shall specify the number of incentive stock options and/or nonqualified stock option shares subject to the option.

     (b) The purchase price for the shares subject to (i) a nonqualified option may be any amount determined in good faith by the Board or committee and (ii) an incentive option shall not be less than 100% of the fair market value of the stock on the date the option is granted, provided, however, the option price on an incentive stock option shall not be less than 110% of the fair market value of such stock on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 425(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation. For purposes of the Plan, "fair market value" at any date shall be (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or the National Market System of NASDAQ on such date, or if no sale of such stock shall have been made on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on an exchange or the National Market System of NASDAQ, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as quoted on NASDAQ on such date, or (iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board or the committee.

     (c) The purchase price for any share purchased pursuant to an option previously granted or to be granted under the Plan shall be paid in full upon exercise of the option by any of the following methods: (i) by cash, (ii) by check, or (iii) unless provided otherwise in the particular grant agreement, by transferring to the Company shares of stock of the Company at their fair market value as of the date of exercise of the option as determined in accordance with paragraph 5(b). The Company may arrange for or cooperate in permitting cashless exercise procedures and may extend and maintain, or arrange for the extension or maintenance of, credit to an optionee to finance the optionee's purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board or the committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

     (d) No option shall be exercisable  after the expiration of the earliest of
(i) in the case of an incentive stock option, ten years from the date the option is granted or, five years from the date the option is granted in the case of an incentive stock option granted to an individual owning (after the application of the family and other attribution rules of Section 425(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation,
(ii) in the case of a nonqualified option, eleven years from the date the option is granted, (iii) in the case of an incentive stock option, three months after the date the optionee's employment with the Company and its subsidiaries terminates, if such termination is for any reason other than permanent disability, death or cause, (iv) the date the optionee's employment with the Company and its subsidiaries terminates, if termination is for cause, as determined by the Board or committee in its sole discretion, or (v) one year after the date the optionee's employment or directorship with the Company and its subsidiaries terminates if such termination is the result of death or permanent disability; provided, however, that the option agreement for any option may provide for shorter periods in each of the foregoing instances. Options to directors or consultants who are not employees may be exercised within such time period as the Board or committee determines after the person ceases to be a director or consultant. The term "permanent disability" shall mean a disability of the type defined in Section 105(d)(4) of the Code.

     (e) No option shall be exercisable during the lifetime of an optionee by any person other than the optionee, his guardian or legal representative. The Board or committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise which conditions shall be set forth specifically in each individual Letter of Grant. To the extent that an optionee has the right to exercise an option and purchase shares pursuant to the Letter of Grant, the option may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares.

     (f) No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution.

     (g) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year (under all such plans of the Company and any subsidiary corporation) shall not exceed $100,000.

     (h)  Unless the  shares of stock  covered by the Plan have been  registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each optionee shall by accepting an option represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. If the shares of stock under the Plan have not been registered with the Securities and Exchange Commission as described above, the optionee, at the time of exercise shall represent that he is qualified to exercise an option as required by the securities laws. If an optionee is not qualified to purchase securities, the Company shall not be required to issue shares to such an optionee. Upon such exercise of any portion of an option, the person entitled to exercise the same shall upon request of the Company furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

     (i) An optionee or transferee of an option shall have no rights as a shareholder of the Company with respect to any shares covered by any option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided for in paragraph 5(k). Nothing in the Plan or in any Letter of Grant shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with any right of the Company or any subsidiary to terminate the optionee's employment at any time.

     (j) The Company shall not be required to issue fractional shares upon the exercise of an option.

     (k) If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

     (l) Subject to the terms and conditions and within the limitations of the Plan, the Board or committee may modify, extend or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitutions therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights of the optionee under the option. Notwithstanding anything herein to the contrary, the Board or committee may not reprice outstanding options nor may the Board or the committee accept the surrender of outstanding options in conjunction with a grant of new options in substitution therefor at an exercise price lower than the price of the options surrendered, and this sentence may not be amended without consent of the Board and ratification by the Company's stockholders.

     (m) Each option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or committee, such as without limitation discretionary performance standards, mandatory purchase of shares on the open market on a pro rata basis or tax withholding provisions.

6.   Termination or Amendment of the Plan
     ------------------------------------

     The Board or committee may at any time terminate or amend the Plan; provided that, without approval of the shareholders of the Company there shall be, except by operation of the provisions of paragraph 5(k), no increase in the total number of shares covered by the Plan, and no change in the class of persons eligible to receive options under the Plan; and provided further that, without the consent of the optionee, no amendment or termination may adversely affect any outstanding option or any unexercised portion thereof.

7.   Shareholder Approval and Term of the Plan
     -----------------------------------------

     The Plan shall be effective as of October 1987, subject to ratification by the shareholders of the Company. Unless sooner terminated by the Board, in its sole discretion, the Plan will expire in October 1997.

8.   Acceleration of Exercisability and Vesting Under Certain
     --------------------------------------------------------
     Circumstances.
     -------------

     Notwithstanding any provision in the Plan to the contrary, unless the particular letter of grant provides otherwise, 75% of the unvested options held by each optionee shall automatically become exercisable and vested upon the occurrence, before the expiration or termination of such option, of the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company (collectively, "Accelerating Events"). The balance of each optionee's unvested options will vest and become exercisable in 12 equal monthly installments following the occurrence of any Accelerating Event, or according to the optionee's individual vesting schedule as applicable without regard to this Section 8, whichever is earlier. If an optionee loses his position with the Company as a result of or subsequent to the occurrence of an Accelerating Event, 100% of the unexpired and unvested options granted pursuant to this Plan (other than options granted pursuant to Section 9 of this Plan) held by such optionee shall automatically become vested upon such loss of position. This Section 8 shall apply to options granted before and after the effective date of this Section 8.

9.   Automatic Grants to Certain Directors.
     -------------------------------------

     (a) Effective May 21, 1993, each Compensation Committee Member shall automatically be granted options to acquire 36,000 shares of the Company's Common Stock.

     (b) Effective upon the date of the Annual Meeting of the Company's stockholders held in 1996, (i) each Compensation Committee Member elected on that date for a three-year term as a member of the Company's Board of Directors shall automatically be granted options to acquire 36,000 shares of the Company's Common Stock; (ii) each Compensation Committee Member then serving as a member of the class of directors whose terms expire at the 1997 Annual Meeting of Stockholders shall automatically be granted options to acquire 12,000 shares of the Company's Common Stock; and (iii) each Compensation Committee Member then serving as a member of the class of directors whose terms expire at the 1998 Annual Meeting of Stockholders shall automatically be granted options to acquire 24,000 shares of the Company's Common Stock.

     (c) Thereafter, each Compensation Committee Member shall automatically be granted options for 36,000 shares of the Company's Common Stock on each date upon which such person is elected to a three-year term as a member of the Company's Board of Directors.

     (d) Any person who becomes a Compensation Committee Member on the date of such person's election to the Board of Directors shall, effective upon the initial date of such person's membership on the Board of Directors and the Compensation Committee thereof, automatically be granted options for a number of shares determined by multiplying 1,500 by the number of calendar quarters remaining prior to the scheduled expiration of the term of such person as a member of the Company's Board of Directors.

     (e) Options granted pursuant to this Section 9 shall have a ten-year term and shall vest at the rate of 3,000 shares at the end of each three-month period following the effective date of grant, provided that options can vest only while the optionee remains a member of the Company's Board of Directors. The exercise price of options granted pursuant to this Section 9 shall be the fair market value of the Company's Common Stock on the date of grant.

     (f) This Section 9 shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder.